EXHIBIT 4.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

            We have issued our report dated November 15, 2013, with respect to the statement of condition including the related portfolio of Alternatives Allocation Portfolio 2013-4 (included in Invesco Unit Trusts, Series 1380) as of November 15, 2013, contained in Amendment No. 1 to the Registration Statement on Form S-6 (File No. 333-191159) and Prospectus. We consent to the use of the aforementioned report in this Registration Statement and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Registered Public Accounting Firm".


                                                          /s/ GRANT THORNTON LLP

New York, New York
November 15, 2013